Exhibit 99.1

PRESS RELEASE

For Immediate Release

PENN MILLERS REPORTS FOURTH QUARTER AND TWELVE MONTH
RESULTS ENDED DECEMBER 31, 2009

Wilkes-Barre, Pennsylvania, March 26, 2010 – Penn Millers Holding Corporation (NASDAQ: PMIC) (the “Company”) reported today its financial results for the quarter and twelve months ended December 31, 2009.

For the three months ended December 31, 2009, Penn Millers reported net income of $1.3 million compared to a net loss of $4.9 million for the three months ended December 31, 2008.  The $6.2 million improvement in net income was primarily due to:

▪
Operating income after taxes from continuing operations, which excludes after-tax realized investment gains or losses, of $1.1 million in the fourth quarter 2009 compared to a loss of $1.4 million for the same quarter last year.  The $2.5 million improvement in operating income was primarily due to:

o	Improvement in loss experience as in 2008 we experienced an unusually high level of non-catastrophe property losses.

o
Profit improvement initiatives in our Commercial Business segment, which were a primary contributor to a decline in net premiums earned of 9.2% for the fourth quarter 2009 compared to the same quarter of 2008, contributed to a significant reduction in incurred losses and loss adjustment expenses.

o	After-tax net favorable prior year reserve development of $0.4 million in the fourth quarter for both 2009 and 2008.

o
There were no catastrophe events that affected us in either quarter and we recognized after-tax benefits from the reduction in loss reserves on catastrophe claims of $0.1 million for the fourth quarter of 2009 and $0.2 million in the same quarter in 2008.

o
The provision for income taxes included a tax benefit of $0.3 million due to the reversal of the deferred tax valuation allowance that was recorded as of December 31, 2008, as the Company determined that it is more likely than not that it will now be able to realize the full benefit of its deferred tax assets.

▪	Realized investment gains after tax were $0.2 million compared to an after tax loss of $3.0 million for 2008.

▪	Net after-tax loss from discontinued operations of $0.1 million for the fourth quarter 2009 and loss of $0.5 million for the same quarter in 2008.

Shareholders’ equity increased $43.6 million in the fourth quarter, compared to September 30, 2009, due to:

o
The completion by Penn Millers Holding Corporation of its stock offering on October 16, 2009.  In the offering, 5,444,022 shares of common stock were sold for $10 per share, raising approximately $45.2 million net of 539,999 unearned Employee Stock Ownership Plan shares and conversion and offering costs.

o	Net income of $1.3 million.

o	Other comprehensive loss of $0.8 million, primarily from net unrealized losses from fixed income investments of $0.9 million.

o
The repurchase of 217,761 common shares for $2.2 million at an average price of $10.18.  These shares may be issued in connection with a future stock-based compensation plan, should the plan be approved by our shareholders at our annual meeting to be held on May 12, 2010.

The Company paid off its borrowings under its line of credit of $1.8 million in the fourth quarter of 2009.

The Company's book value per share was $21.31 as of December 31, 2009.  Our earnings per share were $0.19 for the period during which we were a public company.

For the year ended December 31, 2009, Penn Millers reported net income of $2.6 million compared to a net loss of $7.4 million for 2008.  The $10.0 million improvement in net income was primarily due to:

▪
Operating income after taxes from continuing operations, which excludes after-tax realized investment gains or losses, of $3.3 million for 2009 compared to a loss of $0.6 million 2008.  The $3.9 million improvement in operating income was primarily due to:

o	Improvement in loss experience as 2008 suffered from an unusually high level of non-catastrophe property losses.

o
Profit improvement initiatives in our Commercial Business segment, which were a primary contributor to a decline in net premiums earned of 4.3% in 2009 compared to 2008, resulted in significant declines in our incurred losses and loss adjustment expenses.

o
After-tax net unfavorable prior year reserve development was $1.0 million for 2009 compared to $3.4 million of favorable development for 2008.  The 2009 unfavorable development primarily resulted from the pre-tax reversal of $4.3 million of ceded losses as we have now accounted for our stop loss as if it will be commuted.  There was a corresponding pre-tax reversal of $4.3 million of ceded premium and interest expense.

o	After-tax catastrophe losses were $1.3 million for 2009 and $3.2 million in the prior year.

o
The provision for income taxes included a tax benefit of $1.0 million due to the reversal of a deferred tax valuation allowance that was recorded as of December 31, 2008, as the Company determined that it is more likely than not that it will now be able to realize the full benefit of its deferred tax assets associated with 2008 capital loss carryforwards.

▪	Realized investment gains after tax for 2009 total $0.1 million compared to an after tax loss of $3.8 million for 2008.

▪	Net after-tax loss from discontinued operations of $0.8 million for 2009 compared to $2.9 million for 2008.

Shareholders’ equity increased $49.3 million during 2009 primarily due to:

o	The stock offering that raised $45.2 million, net of unearned Employee Stock Ownership Plan shares and conversion and offering costs.

o	Net income of $2.6 million.

o	Other comprehensive income of $3.7 million, primarily from net unrealized gains from fixed income investments of $2.7 million and a pension curtailment benefit of $1.1 million.

o	The fourth quarter repurchase of 217,761 common shares for $2.2 million.

Douglas A. Gaudet, President and Chief Executive Officer, commented on the Company’s results: “2009 marked the end of an era for Penn Millers and the start of a very exciting future - after 122 years as a mutual company, Penn Millers successfully converted to a public company. One of the principal reasons for the public offering was to support strategic growth in our two core business operations – Agribusiness and Commercial Business insurance. We see long term opportunities for profitable growth in both segments as a result of our focus on specific industries and the differentiation of our products and services targeted to their needs. The expertise of our underwriting, marketing, loss control and claims staff in dealing with agents, brokers and policyholders within these business segments further differentiates us from other insurance companies.”

“In 2009 we grew our gross written premiums in our Agribusiness segment by 2.4% despite the difficult economic environment and the declining revenues, payrolls and commodity prices that impacted many of our customers.”

“In the Commercial Business segment, 2009 was a transition year as we terminated relationships with several commercial business agencies that we did not view as long term partners. We also had several classes of business, including convenience stores and pharmacies, that were not generating positive returns so we decided to exit the market and non-renew all business within these classes. These actions had a large negative impact on our gross written premium in our Commercial Business segment where our writings declined by 21%.  However, these actions significantly reduced our incurred losses and loss adjustment expenses in this segment in 2009.”

“In January of 2009 we expanded our operations with the addition of a middle market insurance product, trademarked PennEdge, which will allow us to write larger accounts in the manufacturing, wholesale, commercial printing, commercial laundry and hospitality industries. The PennEdge product was successfully introduced in seven of our existing Commercial Business states by year end and we anticipate it will be available in a total of 24 states by year end 2010. We expect that the introduction of PennEdge will result in improved operating margins as it affords better underwriting and pricing flexibility and positions us to take advantage of profitable growth opportunities in the future.”

“We navigated a very difficult environment in 2009 and while our operating income was not as good as we expect to have on a long term basis it was dramatically better than 2008. Our operating profit was $3.3 million in 2009 compared to an operating loss of $0.6 million in 2008.”

The Company provides property and casualty insurance through its wholly owned subsidiary, Penn Millers Insurance Company. Penn Millers Insurance Company provides agribusiness insurance and commercial lines insurance in 33 states.  Penn Millers Insurance Company is rated “A-” (Excellent) by A.M. Best Company.  The Company is located at 72 North Franklin Street in Wilkes-Barre, PA.  The Company’s web address is http://www.pennmillers.com.

Some of the statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other terminology.  Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements.  Factors that could affect the Company’s actual results include, among others, the fact that our loss reserves are based on estimates and may be inadequate to cover our actual losses; the uncertain effects of emerging claim and coverage issues on our business; the geographic concentration of our business; an inability to obtain or collect on our reinsurance protection; a downgrade in the A.M. Best rating of our insurance subsidiaries; the impact of extensive regulation of the insurance industry and legislative and regulatory changes; a failure to realize our investment objectives; the effects of intense competition; the loss of one or more principal employees; the inability to acquire additional capital on favorable terms; a failure of independent insurance brokers to adequately market our products; and the effects of acts of terrorism or war.  More information about these and other factors that potentially could affect our financial results is included in our Form S-1 Registration Statement, filed with the SEC and in our other public filings with the SEC.  Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release.  The Company undertakes no obligation to update any forward-looking statements.

Contact: Michael O. Banks of Penn Millers Holding Corporation, (570) 200-1340

PENN MILLERS HOLDING CORPORATION AND SUBSIDIARY
Financial Highlights

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

U.S. GAAP ratios:
Loss and loss adjusting expense ratio	63.8%	77.9%	70.0%	72.9%
Underwriting expense ratio	35.5%	33.0%	33.1%	32.8%
Combined ratio	99.3%	110.9%	103.1%	105.7%

Return on average equity, continuing operations (1)	6.0%	-26.8%	5.4%	-8.0%
Return on average equity (1)	5.8%	-29.3%	4.1%	-13.2%

Earnings per share (2)	$0.19	N/A	$0.19	N/A

Net book value per share			$21.31	N/A

(1)  We have weighted the return on average equity ratios for 2009 to account for the days in 2009 we were a public company.

(2)  Earnings per share reflect only net income for the period we were a publicly-traded company in 2009:  October 17, 2009 through December 31, 2009.  Net income during this period was $929,000.

PENN MILLERS HOLDING CORPORATION AND SUBSIDIARY
Consolidated Balance Sheets
December 31, 2009 and 2008
(Dollars in thousands, except share data)

	December 31,	December 31,
Assets	2009	2008
Investments:
Fixed maturities:
Available for sale, at fair value (amortized cost $161,730 in
2009 and $120,538 in 2008)	$167,155	121,914
Cash and cash equivalents	20,220	11,959
Premiums and fees receivable	29,526	31,080
Reinsurance receivables and recoverables	19,502	20,637
Deferred policy acquisition costs	10,053	10,601
Prepaid reinsurance premiums	4,076	4,342
Accrued investment income	1,810	1,431
Property and equipment, net of accumulated depreciation	3,769	4,231
Income taxes receivable	—	1,508
Deferred income taxes	3,518	4,728
Other	3,821	3,864
Deferred offering costs	—	1,015
Assets held for sale	—	3,214
Total assets	$263,450	220,524
Liabilities and Shareholders' Equity
Liabilities:
Losses and loss adjustment expense reserves	$106,710	108,065
Unearned premiums	43,313	45,322
Accounts payable and accrued expenses	12,762	13,353
Income taxes payable	617	—
Borrowings under line of credit	—	950
Long-term debt	—	1,432
Liabilities held for sale	—	647
Total liabilities	163,402	169,769
Shareholders' equity:
Preferred stock, no par value, authorized 1,000,000; no shares
issued or outstanding	—	—
Common stock, $0.01 par value, authorized 10,000,000; issued
2009, 5,444,022; outstanding 2009, 4,695,262 shares	54	—
Additional paid-in capital	50,520	—
Accumulated other comprehensive income (loss)	2,519	(1,159)
Retained earnings	54,481	51,914
Unearned ESOP, 530,999 shares	(5,310)	—
Treasury stock, at cost, 217,761 shares	(2,216)	—
Total shareholders' equity	100,048	50,755
Total liabilities and shareholders' equity	$263,450	220,524

PENN MILLERS HOLDING CORPORATION AND SUBSIDIARY
Consolidated Statements of Operations
(Unaudited)
Three months ended December 31, 2009 and 2008
(Dollars in thousands)

	2009	2008
Revenues:
Premiums earned	$17,637	19,418
Investment income, net of investment expense	1,457	1,259
Realized investment gains (losses), net:
Total other-than-temporary impairment losses	—	—
Portion of loss recognized in other
comprehensive income	—	—
Other realized investment gains (losses), net	328	(4,560)
Total realized investment gains (losses), net	328	(4,560)
Other income	31	87
Total revenues	19,453	16,204
Losses and expenses:
Losses and loss adjustment expenses	11,252	15,129
Amortization of deferred policy acquisition costs	5,172	5,680
Underwriting and administrative expenses	1,427	1,098
Interest expense	26	68
Other expense, net	103	175
Total losses and expenses	17,980	22,150
Income (loss) from continuing
operations, before income taxes	1,473	(5,946)
Income tax expense (benefit)	116	(1,518)

Income (loss) from continuing operations	1,357	(4,428)
Discontinued operations:
Loss from discontinued operations,
before income taxes	—	(620)
Income tax expense (benefit)	53	(154)

Loss from discontinued operations	(53)	(466)
Net income (loss)	$1,304	(4,894)

PENN MILLERS HOLDING CORPORATION AND SUBSIDIARY
Consolidated Statements of Operations
Years ended December 31, 2009 and 2008
(Dollars in thousands)

	2009	2008
Revenues:
Premiums earned	$75,358	78,737
Investment income, net of investment expense	5,648	5,335
Realized investment gains (losses), net:
Total other-than-temporary impairment losses	(197)	(2,922)
Portion of loss recognized in other
comprehensive income	—	—
Other realized investment gains (losses), net	396	(2,897)
Total realized investment gains (losses), net	199	(5,819)
Other income	223	411
Total revenues	81,428	78,664
Losses and expenses:
Losses and loss adjustment expenses	52,754	57,390
Amortization of deferred policy acquisition costs	21,383	23,081
Underwriting and administrative expenses	3,999	3,481
Interest expense	22	184
Other expense, net	209	365
Total losses and expenses	78,367	84,501
Income (loss) from continuing
operations, before income taxes	3,061	(5,837)
Income tax benefit	(346)	(1,378)

Income (loss) from continuing operations	3,407	(4,459)
Discontinued operations:
Income (loss) from discontinued operations,
before income taxes	39	(3,090)
Income tax expense (benefit)	879	(170)

Loss from discontinued operations	(840)	(2,920)
Net income (loss)	$2,567	(7,379)

Reconciliation of non-GAAP Measures

The Company uses a non-GAAP financial measure called "operating income from continuing operations” which excludes realized investment gains or losses and the results of discontinued operations. Management believes this is useful to investors because investment gains and losses and the results of discontinued operations could distort the analysis of insurance operating trends. While these measures are utilized by investors to evaluate performance, they are not a substitute for the U.S. GAAP financial measure of “income (loss) from continuing operations.”  Therefore, a reconciliation of these non-GAAP financial measures to the U.S. GAAP financial measure of “income (loss) from continuing operations” is provided below:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(dollars in thousands)
Operating income (loss) from continuing operations	$1,141	(1,418)	3,276	(618)
Net realized gains (losses) on investments, net of income taxes	216	(3,010)	131	(3,841)
Income (loss) from continuing operations	$1,357	(4,428)	3,407	(4,459)